Exhibit 99.1

CMS ENERGY ANNOUNCES FOURTH QUARTER EARNINGS OF $0.09 PER SHARE,
2010 EARNINGS OF $1.28 PER SHARE, OR $1.36 PER SHARE ON AN ADJUSTED
BASIS, AND ISSUES 2011 ADJUSTED EARNINGS GUIDANCE OF $1.44 PER SHARE
          JACKSON, Mich., Feb. 24, 2011 — CMS Energy announced today reported net income of $324 million, or $1.28 per share, for 2010 compared to reported net income of $218 million, or $0.91 per share, in 2009.
          The company’s 2010 adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of legacy issues associated with previously sold assets and certain other items, was $345 million, or $1.36 per share, compared to $300 million, or $1.26 per share, in 2009.
          For the fourth quarter of 2010, the company’s reported net income was $25 million, or $0.09 per share, compared to $6 million, or $0.02 per share, in the same quarter of 2009. The 2009 fourth quarter results reflect a one-time charge of $79 million linked to a refund order, which now is complete.
          The 2010 fourth quarter adjusted net income was $55 million, or $0.21 per share, compared to $91 million, or $0.38 per share, for the same period of 2009.
          CMS Energy’s 2010 adjusted earnings of $1.36 were in line with its guidance of $1.35 per share. For 2011, CMS Energy expects adjusted earnings of about $1.44 per share. That’s an increase of about 6 percent and consistent with its long-term plan of 5 percent to 7 percent annual earnings growth. While the company expects 2011 reported earnings to be about the same as its adjusted earnings, reported earnings could vary because of several factors, such as legacy issues associated with prior asset sales. Because of those uncertainties, the company isn’t providing reported earnings guidance.
          John Russell, CMS Energy’s president and chief executive officer, said the company’s 2010 results reflect strong operational performance at Consumers Energy, the company’s Michigan electric and natural gas utility, and its utility-focused business strategy.

          “In 2010, we took a number of important steps to strengthen the business and its long-term financial performance and to improve service to customers, which is reflected in our customer satisfaction results. We restructured the company and reduced the workforce by 5 percent. We signed new five-year union contracts that address legacy pension and health care costs. We also increased our common stock dividend twice in 2010, to 84 cents per share on an annualized basis, an increase of 68 percent from 2009.”
          Russell said the company will continue to be one of the largest investors in Michigan in 2011 and beyond, with plans to invest more than $6 billion in its Consumers Energy operations over the next five years.
          “As we continue to implement our growth strategy, we will be making substantial investments that will help us provide our customers with safe, reliable and affordable service,” he said. “We’ll be investing in areas that are important to our customers, including renewable energy, environmental quality programs, and energy efficiency. These investments will create jobs and boost the state’s economy, which is starting to rebound.”
          In reviewing recent major events, Russell noted the company has:
•	Signed a major contract for an $800 million upgrade to the Ludington Pumped Storage Plant to increase its output by 300 megawatts to nearly 2,200 megawatts. The company owns 51 percent of the facility and also operates it.

•	Also signed major construction and supply contracts for the development of its first wind farm, the 100-megawatt Lake Winds Energy Park, which is expected to be in operation in 2012

•	Completed a $100 million environmental project at one of its coal-fired units at the Karn/Weadock Generating Complex, one of the company’s largest generating sites. The project was completed on time and on budget and is expected to allow the unit to meet the latest environmental standards.
“These investments also are consistent with our plans to increase adjusted earnings by 5 percent to 7 percent per year,” Russell said.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
# # #

CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2011.
This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2009 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2010, June 30, 2010, and Sept. 30, 2010.
CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Operating Revenue	$1,682	$1,613	$6,432	$6,205

Operating Expenses	1,524	1,505	5,454	5,507

Operating Income	$158	$108	$978	$698

Other Income (Expense)	(3)	20	43	72

Interest Charges	107	128	431	435

Income Before Income Taxes	$48	$—	$590	$335

Income Tax Expense (Benefit)	17	(14)	224	115

Income From Continuing Operations	$31	$14	$366	$220

Income (Loss) From Discontinued Operations	(6)	(3)	(23)	20

Net Income	25	11	343	240

Income Attributable to Noncontrolling Interests	—	2	3	11

Net Income Attributable to CMS Energy	$25	$9	$340	$229

Charge for Deferred Issuance Costs on Preferred Stock	—	—	8	—
Preferred Stock Dividends	—	3	8	11

Net Income Available to Common Stockholders	$25	$6	$324	$218

Income Per Share
Basic	$0.11	$0.03	$1.40	$0.96
Diluted	$0.09	$0.02	$1.28	$0.91

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	December 31
	2010	2009
	(Unaudited)
Assets
Cash and cash equivalents	$247	$90
Restricted cash and cash equivalents	23	32
Other current assets	2,489	2,620

Total current assets	$2,759	$2,742
Plant, property & equipment	10,069	9,682
Non-current assets	2,788	2,832

Total Assets	$15,616	$15,256

Stockholders’ Investment and Liabilities
Current liabilities	$1,271	$1,220
Non-current liabilities	4,122	4,272
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, non-recourse debt, finance leases and securitization debt)	6,786	6,225
FIN 46 debt, non-recourse debt and finance leases	392	358

Total debt and capital and finance leases	7,178	6,583
Preferred stock	—	239
Noncontrolling interests	44	97
Common stockholders’ equity	2,793	2,602

Total capitalization	$10,015	$9,521
Securitization debt	208	243

Total Stockholders’ Investment and Liabilities	$15,616	$15,256

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	Full Year
	(Unaudited)
	2010	2009
Beginning of Period Cash	$90	$207

Cash provided by operating activities	$959	$848
Cash used in investing activities	(1,003)	(935)

Cash flow from operating and investing activities	$(44)	$(87)
Cash provided by (used in) financing activities	202	(35)
Changes in cash included in assets held for sale	(1)	5

Total Cash Flow	$157	$(117)

End of Period Cash	$247	$90

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Fourth Quarter		Full Year
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Net Income Available to Common Stockholders	$25	$6	$324	$218

Reconciling Items:
Discontinued Operations (Income) Loss	6	3	23	(20)

Downsizing Program	—	—	6	—

Big Rock Refund	—	79	—	79

Asset Sales (Gains) Losses and Other	24	3	(8)	23

Adjusted Net Income — Non-GAAP Basis	$55	$91	$345	$300

Average Number of Common Shares Outstanding
Basic	241	228	231	227
Diluted	258	243	253	238

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.11	$0.03	$1.40	$0.96

Reconciling Items:
Discontinued Operations (Income) Loss	0.02	0.01	0.10	(0.09)

Downsizing Program	—	—	0.03	—

Big Rock Refund	—	0.35	—	0.35

Asset Sales (Gains) Losses and Other	0.10	0.01	(0.04)	0.10

Adjusted Net Income — Non-GAAP Basis	$0.23	$0.40	$1.49	$1.32

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.09	$0.02	$1.28	$0.91

Reconciling Items:
Discontinued Operations (Income) Loss	0.02	0.01	0.08	(0.08)

Downsizing Program	—	—	0.03	—

Big Rock Refund	—	0.33	—	0.33

Asset Sales (Gains) Losses and Other	0.10	0.02	(0.03)	0.10

Adjusted Net Income — Non-GAAP Basis	$0.21	$0.38	$1.36	$1.26

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.